UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2016

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2016, Nabors Industries Ltd. (the “Company”) and Nabors Industries, Inc. (“Nabors Delaware”) entered into a fourth amendment to the executive employment agreement with Anthony G. Petrello, Chairman, President and Chief Executive Officer of each of the Company and Nabors Delaware, effective as of January 1, 2013, as amended (the “Petrello Employment Agreement”). This amendment extends the 10% reduction in the annual rate of base salary payable under the Petrello Employment Agreement from $1.75 million per year to $1.575 million per year through December 31, 2016.

On June 10, 2016, the Company and Nabors Delaware entered into a fourth amendment to the executive employment agreement with William Restrepo, Chief Financial Officer of each of the Company and Nabors Delaware, effective as of March 3, 2014, as amended (the “Restrepo Employment Agreement”). This amendment extends the 10% reduction in the annual rate of base salary payable under the Restrepo Employment Agreement from $650,000 per year to $585,000 per year through December 31, 2016.

The reduction in base salaries of Messrs. Petrello and Restrepo was initially implemented in December 2014 for an interim 6-month period commencing January 1, 2015 and ending June 30, 2015 pursuant to a first amendment to the employment agreements, and was further extended for two additional 6-month periods pursuant to a second and third amendment to the employment agreements, as part of an initiative to reduce costs in light of the decline in industry conditions. The salary reductions do not affect the calculation or payment of any ancillary benefits.  The Petrello Employment Agreement and the Restrepo Employment Agreement were filed as Exhibit 99.1 to our Form 8-K, dated March 7, 2013 and Exhibit 10.1 to our Form 8-K, dated March 3, 2014, respectively. The first amendment to the Petrello Employment Agreement and the first amendment to the Restrepo Employment Agreement were filed as Exhibit 99.1 and Exhibit 99.2, respectively, to our Form 8-K, dated December 19, 2014. The second amendment to the Petrello Employment Agreement and the second amendment to the Restrepo Employment Agreement were filed as Exhibit 99.1 and Exhibit 99.2, respectively, to our Form 8-K filed on June 8, 2015.  The third amendment to the Petrello Employment Agreement and the third amendment to the Restrepo Employment Agreement were filed as Exhibit 99.1 and Exhibit 99.2, respectively, to our Form 8-K filed on January 5, 2016.

The foregoing descriptions of the fourth amendments are qualified in their entirety by reference to such amendments, which are attached hereto as Exhibit 99.1 for the Petrello Employment Agreement and Exhibit 99.2 for the Restrepo Employment Agreement and are incorporated by reference herein.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company’s annual general meeting of shareholders was held on June 7, 2016.  Holders of 276,270,626 shares, representing 83.30% of our outstanding shares of common stock entitled to vote as of the record date for the meeting, participated in person or by proxy.

As explained in our proxy statement relating to the meeting:

•                  Directors are elected by a plurality of the votes cast.  In the event a nominee does not receive the affirmative vote of a majority of the shares voted in connection with his election, he must promptly tender his resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.*

•                  Approval of the other matters considered at the meeting required the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting, with abstentions having the effect of votes against a proposal and broker nonvotes being disregarded in the calculation.

The matters voted upon at the meeting were:

1.              Election of Directors

	Shares For	Shares Withheld	Nonvotes	Result
James R. Crane	146,143,506	103,750,063	26,377,057	Elected
John P. Kotts	146,293,345	103,600,224	26,377,057	Elected
Michael C. Linn*	116,335,569	133,558,000	26,377,057	Elected
Anthony G. Petrello	183,014,484	66,879,085	26,377,057	Elected
Dag Skattum	183,217,536	66,676,033	26,377,057	Elected
Howard Wolf*	124,777,098	125,116,471	26,377,057	Elected
John Yearwood*	110,799,470	139,094,099	26,377,057	Elected

* Messrs. Linn, Wolf and Yearwood received the affirmative vote of less than a majority of the shares voted (or withheld) in connection with their election and accordingly tendered their resignations.  A specially appointed Governance and Nominating Committee of the Board, comprised of the independent directors receiving the affirmative vote of greater than a majority of the shares voted, considered the current structure and needs of the Board, the Company’s current strategic needs, shareholders’ expressed reasons for withholding votes, actual vote counts and the contributions and anticipated roles of each of Messrs. Linn, Wolf and Yearwood and recommended that the Board not accept the resignations.  The Board determined that acceptance of their resignations would not be in the Company’s best interests and voted unanimously to reject the resignations.  Messrs. Linn, Wolf and Yearwood did not participate in the deliberations or the vote.

Messrs. Linn, Wolf and Yearwood (the “tendering directors”) have been directors since 2012, 2013 and 2010, respectively.  Their contributions have played an important role in the Company’s enhanced strategic focus, improved market position and focus on maintaining a solid financial position throughout the industry downturn.  Beginning in 2013, the Board undertook a comprehensive strategic review process aimed at unlocking long-term shareholder value and improving core operational performance.  That review culminated in the closing of a merger transaction last year that combined the Company’s Completion & Production Services business line with C&J Energy Services, Inc., which both improved the Company’s financial flexibility with the receipt of $693.5 million in cash and transformed the Company into a pure-play drilling business with a majority equity interest in a larger, more focused public company in the completion and production services space.  Each of the tendering directors played a significant role in the strategic review process, which spanned a period of nearly two years and involved considerable analysis, debate and evaluation of a myriad of complex opportunities and alternatives.  In fact, Mr. Wolf was initially nominated by our then-largest shareholder specifically in anticipation of the Company’s strategic review process.  Furthermore, Mr. Wolf has already indicated his intent to retire from the Board at the 2017 annual general meeting.  Each of the tendering directors has offered unique and valuable insights based upon their respective experience in the industry during their tenures, as further discussed below. Their contributions have helped the Company navigate the industry downturn, and the Board believes that their continued input will enhance the Company’s strategic initiatives in the eventual recovery.

Feedback received from shareholders revealed four separate reasons underlying the withhold votes for the tendering directors, each of which was considered by the Board in declining to accept the resignations.  First, several institutional shareholders’ voting policies call for their shares to be automatically voted solely in accordance with the recommendations of certain proxy advisory services, most notably ISS and Glass Lewis, each of which recommended withhold votes for the tendering directors. Others subscribe to those services, but retain varying levels of discretion internally in voting their shares.  Second, some shareholders indicated concerns regarding a lack of gender or racial diversity in the Board’s composition.  Third, some shareholders indicated concerns regarding the Company’s executive compensation plans. Finally, the withhold votes appear motivated by concerns related to the Company’s responsiveness to shareholder concerns.

Based upon available data, the Board estimates that one-third of institutional investors’ shareholdings are automatically voted in accordance with proxy advisory service recommendations.  An additional significant portion of those holdings are influenced by such recommendations.  The Board concluded, however, that many of those recommendations, including the recommendations regarding the election of directors, are based upon flawed or inaccurate information, legacy concerns that have been addressed, and in some cases give undue weight to issues that are of lesser relative importance in evaluating the service of those directors.  Contributing to this problem is the fact that neither Glass Lewis nor ISS makes its recommendations available to the Company in advance or affords the Company the opportunity to respond or comment upon any concerns it may have.  As such, in considering the shareholder vote on directors, the Board questioned whether a significant portion of the withhold votes accurately reflect the actual preferences of shareholders whose votes are automatically voted and, to a lesser extent, of shareholders who may have relied upon flawed or inaccurate statements by the proxy advisory services.

The Board continues to be fully committed to diversity of viewpoints, backgrounds and experience, including a consideration of gender, race and age when seeking director nominees.  It is worth noting that the two most recent additions to the Board in 2013 and 2014, including Mr. Wolf, were initially nominated to the Board by our then largest shareholder.  Nonetheless, the Board is dedicated to attaining a diverse composition of its members, with particular emphasis on achieving enhanced gender and race diversity as and when open positions become available.

The tendering directors’ contributions have directly resulted in significant enhancements to the Company’s corporate governance and, in particular, executive compensation practices.  They were instrumental in implementing the drastic changes in management compensation which now place the Company within the range of comparable oilfield services companies in terms of management compensation levels, a compensation structure that was approved by over 65% of shareholders voting at the 2015 meeting, following less than majority support between 2011 and 2014.  Despite significant improvements, certain shareholders continue to unfairly weigh historical compensation concerns that have since been addressed.  As members of the Compensation or Executive Committees, Messrs. Linn and Yearwood each played significant leadership roles in effecting those changes (which predated Mr. Wolf’s appointment to the Board).

The primary concern motivating withhold votes, as expressed by individual shareholders and proxy advisory services, was a lack of responsiveness by the Governance & Nominating Committee to prior shareholder advisory votes, particularly with respect to proxy access.  The Board reviewed and weighed those votes, the responses thereto, and the contributions to the Board of each of the tendering directors in its determination.

At the 2015 meeting, a majority of shareholders voted in favor of the proxy access shareholder proposal.  The Governance & Nominating Committee had previously adopted a proxy access policy, one of the first public companies to do so, and committed to consider in 2017 reducing the share ownership required to nominate a director under that policy.  In light of the shareholder vote at that meeting, the Governance & Nominating Committee committed to conduct that review in advance of the 2016 annual general meeting, which it completed.  Although other shareholder concerns were cited by some shareholders and proxy advisory services, the Board observed that those concerns were not shared by a majority of shareholders.  The Board concluded that the Governance & Nominating Committee had adequately responded to concerns expressed by a majority of shareholders. The Board also considered that, in view of the results of this year’s vote, members of the Governance & Nominating Committee have agreed to meet with the proponents of the proxy access shareholder proposal in an effort to resolve remaining concerns.

Also at the 2015 meeting, less than a majority of shareholders voted in favor of a proposal to require the Company to prepare a sustainability report on environmental, social and governance issues.  While shareholder support remained low at the 2015 meeting, the Governance & Nominating Committee nonetheless responded by fully endorsing and recommending the Company’s undertaking in publishing its inaugural corporate sustainability report for the 2014 fiscal year and the soon-to-be released 2015 Corporate Sustainability Report.

The Board also considered the accomplishments of the Governance & Nominating Committee, as well as the contributions of the tendering directors generally, beyond those discussed above.  Among the contributions discussed by the Board were the elimination of a staggered board in response to shareholders concerns; a bye-law amendment to effect the broker nonvote change requested by shareholders; allowing a shareholder rights plan to expire at the end of its current term in 2016, thereby implementing the results of the vote in 2014; and overhauling the Company’s executive compensation structure.  In addition, the Board noted that nearly the entire Board has turned over since the departure of the previous Chief Executive Officer, Mr. Isenberg.  Not only has that eliminated historically pervasive concerns of director entrenchment, the current directors are all respected leaders in various aspects of the industry.  In particular, the Governance & Nominating Committee, as well as the independent directors under the leadership of Mr. Yearwood (the lead director), has implemented a significantly advanced governance structure compared to the Company’s peers.  In addition to the Board’s adoption in 2014 of a proxy access policy, one of the first implemented by a public company as noted above, over 28% of the Board is currently comprised of directors nominated by a shareholder.

After weighing all of the foregoing factors, the Board concluded that accepting the resignations of the tendering directors was not in the best interest of the Company, and it declined to do so.

2.              Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Independent Auditor’s Remuneration

For	274,194,367
Against	1,834,178
Abstain	242,084

RESULT:  Approved (99.3% For)

3.              Proposal to Approve the Company’s 2016 Stock Plan

For	136,915,404
Against	112,768,030
Abstain	210,135
Nonvotes	26,377,057

RESULT:  Approved (54.8% For)

4.              Advisory Vote on Compensation of Named Executive Officers

For	89,876,686
Against	159,669,143
Abstain	347,740
Nonvotes	26,377,057

RESULT:  Not Approved (36.0% For)

5.              Shareholder Proposal To Adopt a Proxy Access Bye-law

For	150,735,948
Against	98,699,619
Abstain	458,002
Nonvotes	26,377,057

RESULT:  Approved (60.3% For)

Item 9.01                                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Fourth Amendment to Executive Employment Agreement, dated June 10, 2016, among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello.

99.2	Fourth Amendment to Executive Employment Agreement, dated June 10, 2016, among Nabors Industries Ltd., Nabors Industries, Inc. and William Restrepo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 13, 2016	NABORS INDUSTRIES LTD.

/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Fourth Amendment to Executive Employment Agreement, dated June 10, 2016, among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello.

99.2	Fourth Amendment to Executive Employment Agreement, dated June 10, 2016, among Nabors Industries Ltd., Nabors Industries, Inc. and William Restrepo.